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                            FOURTH AMENDMENT TO LEASE

    THIS FOURTH AMENDMENT TO LEASE is made this 15th day of May, 1998, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and PERCLOSE, INC., a Delaware corporation, herein referred to as "Tenant".

                                   RECITALS

    A. Landlord and Tenant's predecessor in interest have previously entered into a Lease entitled "Business Park Lease" dated July 6, 1993 for demised premises located at 195-199 Jefferson Drive, Menlo Park, California, as more particularly described in said Lease.

    B. Landlord and Tenant's predecessor in interest have previously entered into a First Amendment to Lease dated January 31, 1995, which First Amendment to Lease demised to Tenant certain additional space located at 191 and 193 Jefferson Drive as more fully set out therein.

    C. Tenant acquired its interest in the Lease as a result of the reincorporation of Perclose, Inc., a California corporation, to Perclose, Inc., a Delaware corporation, on or about September 1, 1995.

    D. Landlord and Tenant have previously entered into a Second Amendment to Lease dated September 10, 1996, which Second Amendment to Lease demised to Tenant certain additional space located at 177 Jefferson Drive, Menlo Park, California, as more fully set out therein.

    E. Landlord and Tenant have previously entered into a Third Amendment to Lease dated March 21, 1998, which Third Amendment to Lease demised to Tenant certain additional space located at 171 Jefferson Drive and 175 Jefferson Drive, Menlo Park, California, as more fully set out therein. The Lease, as previously amended, is herein referred to as the "Lease".

    F. Landlord and Tenant now wish to extend the demised term of the Lease, and otherwise modify the Lease, all as more particularly set forth hereinbelow.

    NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

    1. Effective upon the date first hereinabove written, the demised term of the Lease shall, subject to the provisions of paragraph 4 hereinbelow, be extended as follows: (i) for the demised premises located at 195-199 Jefferson Drive, 191 and 193 Jefferson Drive, and 177 Jefferson Drive, from October 1, 1998, to and including September 30, 1999; (ii) for the demised premises located at 171 Jefferson Drive, from March 1, 1999, to and including September 30, 1999; and (iii) for the demised premises located at 175 Jefferson Drive, from July 1, 1999, to and including September 30, 1999.

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    2.   Base rent payable pursuant to SECTION 2.1. of the Lease, as subsequently amended, shall, effective October 1, 1998, be amended as follows: for the period from October 1, 1998, to and including September 30, 1999 (subject to the provisions of paragraph 4 hereinbelow), base rent shall be Five Hundred Ninety Five Thousand Four Hundred Fifty Two Dollars ($595,452.00) per annum, payable in twelve (12) equal monthly installments of Forty Nine Thousand Six Hundred Twenty One Dollars ($49,621.00).

    3. Effective upon the date first hereinabove written, the option to extend the demised term of the Lease contained in SECTION 1.3. of the Lease, as amended in paragraph 5 of the Third Amendment to Lease, and SECTION 2.3. and SECTION 19.20 of the Lease describing base rent during any said renewal term, are hereby deemed null and void and of no force or effect, as Landlord and Tenant have agreed on an extension of the demised term pursuant to the provisions hereof.

    4.   Early Termination.

    A. Landlord and Tenant agree that, commencing January 1, 1999, Landlord may (but without any obligation to do so) market the entire demised premises or portions thereof, in allotments described herein, for lease to third parties. Landlord and Tenant agree that Landlord's marketing efforts may be apportioned as follows: (i) the entire premises located at 171 Jefferson Drive consisting of 3,214 square feet; (ii) the entire premises located at 175 Jefferson Drive containing 4,000 square feet and/or the entire premises located at 177 Jefferson Drive containing 4,000 square feet (i.e., in increments of 4,000 square feet or 8,000 square feet); (iii) any one, any two, any three or all of the premises located at 191 Jefferson Drive, 193 Jefferson Drive, 195 Jefferson Drive, 197 Jefferson Drive, and 199 Jefferson Drive, each consisting of 4,000 square feet (i.e., in increments of 4,000 square feet, 8,000 square feet, 12,000 square feet or 20,000 square feet); and/or (iv) any combination of the foregoing. Landlord's marketing efforts, with respect to any portion of the demised premises not previously terminated as provided herein, may continue until the termination of the Lease for the entire demised premises on September 30, 1999.

    B. Tenant agrees that Tenant shall, within sixty (60) days after the date of Landlord's written notice(s), vacate the applicable portion of the demised premises (collectively and individually, the "terminated premises") described in said notice(s) to vacate, and the Lease for such terminated premises shall terminate pursuant to the provisions hereof. Such written notice(s) from Landlord to Tenant may be given at any time on or after February 1, 1999. Landlord may give one or more notices for different portions of the premises.

    C. The effective date of termination shall be sixty (60) days after the date of Landlord's notice. Tenant agrees to leave the terminated premises in the condition called for under the Lease, including without limitation complying with the provisions of the last paragraph of SECTION
7.4. thereof. In addition, Tenant shall continue to pay all base rent and additional rent applicable to the terminated premises up to and including the effective date of termination, or such later date as agreed by Tenant and Landlord.

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    D.   The monthly base rent payable pursuant to SECTION 2.1. of the Lease, as amended hereinabove, shall be reduced on the effective date of termination of the terminated premises as follows: (i) for any portion of the demised premises located at 171 Jefferson Drive, 175 Jefferson Drive, and 177 Jefferson Drive, said monthly base rent shall be reduced by an amount equal to the total square feet of the terminated premises multiplied by One and 50/100 Dollars ($1.50); and (ii) for any portion of the demised premises located at 191 Jefferson Drive, 193 Jefferson Drive, 195 Jefferson Drive, 197 Jefferson Drive, and 199 Jefferson Drive, said monthly base rent shall be reduced by an amount equal to the total square feet of the terminated premises multiplied by One and 64/100 Dollars ($1.64). For example, if the premises located at 177 Jefferson Drive and the premises located at 199 Jefferson Drive were terminated on the same date pursuant to the provisions hereof, then the monthly base rent of $49,621.00 would be reduced by $12,560.00 (i.e., $6,000.00 [4,000 square feet x $1.50] plus $6,560.00
[4,000 square feet x $1.64]) for a new monthly base rent of $37,061.00.

    E. Tenant's prorata share of the additional rent items which are calculated on the basis of the square footage of the demised premises would likewise be proportionately reduced on the effective date of termination of the terminated premises.

    F. On or before the effective date of termination as provided hereinabove, Landlord and Tenant shall enter into a letter agreement to memorialize the termination of the Lease as to the terminated premises pursuant to the provisions hereof.

    5. Except as herein modified, the terms of the Lease are and shall remain the same.

    IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease as of the date first hereinabove written.

TENANT:                                LANDLORD:

PERCLOSE, INC.,                        DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                 a California corporation


By: /s/ [Illegible]                    By: /s/ [Illegible]
   -------------------------------        -------------------------------
         Vice President                         Vice President

By: /s/ [Illegible]                    By: /s/ [Illegible]
   -------------------------------        -------------------------------
        Ass't. Secretary                          Secretary


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